Exhibit 10.3

FIRST MODIFICATION AGREEMENT

THIS FIRST MODIFICATION AGREEMENT (this “Agreement”) is entered into as of this        day of September, 2008 (the “Effective Date”), by and between Credit Union Liquidity Services, LLC, a Texas limited liability company (formerly known as Texans Commercial Capital, LLC, a Texas limited liability company) (“Lender”), and Behringer Harvard Mountain Village, LLC (“Borrower”), a Colorado limited liability company.  Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership (“Guarantor”), as a guarantor, executes this Agreement to evidence its consent to and agreement with the terms and provisions contained herein.

Recitals

A.            On September 29, 2006, Borrower, as maker, executed that certain Note (the “Note”), payable to Lender, as payee, in the original principal amount of Thirty-one Million Six Hundred Fifty Thousand and No/100 Dollars ($31,650,000).  The Note evidences a loan (the “Loan”) made by Lender to Borrower.  Certain terms and provisions of the Loan are set forth in that certain Construction Loan Agreement (the “Loan Agreement”), dated as of September 29, 2006, by and between Borrower and Lender.

B.            Payment of the Note and the outstanding indebtedness evidenced by the Note are secured by, among other things, the liens, security interests, terms and provisions granted by that certain Deed of Trust, Security Agreement, Financing Statement, and Assignment of Rental, dated as of September 29, 2006, executed and delivered by Borrower, as grantor, unto the Public Trustee of San Miguel County, Colorado, as trustee, for the benefit of Lender, as beneficiary, recorded October 12, 2006 as Instrument No. 387559, in the real property records in San Miguel County, Colorado (the “Deed of Trust”) covering that certain property described in Exhibit A, attached hereto and incorporated herein for all purposes, together with all improvements, appurtenances, other properties (whether real or personal), rights and interests described in and encumbered by the Deed of Trust (the “Mortgaged Property”).

C.            Payment of the Note and the outstanding indebtedness evidenced by the Note are further secured by, among other things, the terms and provisions contained by that certain Guaranty Agreement, dated September 29, 2006, executed by Guarantor, as guarantor, for the benefit of Lender.

D.            Lender is currently the owner and holder of the right to receive payments due under the Note and the outstanding indebtedness evidenced by the Note, and the owner of the liens, security interests, terms, and provisions granted by the Deed of Trust.

E.             Lender and Borrower now propose to modify certain terms and provisions of the Loan Documents (as hereinafter defined).  This Agreement, the Loan Agreement, the Deed of Trust, and any and all other documents executed in connection therewith, or relating in any way thereto, each as amended or modified from time to time, are referred to hereinafter either individually or collectively as the “Loan Documents.”

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

Agreements

1.             Defined Terms.  All capitalized terms in this Agreement which are not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

2.             Continuing Validity.  All of the Loan Documents (including, without limitation, the Note), as modified hereby, continue to be in full force and effect.  All monies due and payable under the Note shall continue to be due and payable in accordance with the terms of the Note, as modified hereby.  Nothing herein contained shall affect or impair the validity or priority of the lien and security interests granted by the Deed of Trust or under any of the other Loan Documents.

3.             Confirmation of Loan Balances.  Borrower hereby acknowledges, agrees, and represents that:

(a)           as of the Effective Date, the outstanding principal balance of the Loan after giving effect to the last payment made is Six Million Nine Hundred Ninety-six Thousand Five Hundred Fifty-eight and 03/100 Dollars ($6,996,558.03);

(b)           due to the revised definition of “Loan Amount” set forth in Section 8(d), under no circumstances shall Lender be obligated to make additional Advances on or after the Effective Date totaling more than Twenty Million Six Hundred Fifty-three Thousand Four Hundred Forty-one and 97/100 Dollars ($20,653,441.97);

(c)           as of the Effective Date, the total amount spent by Borrower (including Loan proceeds) to complete construction of the Improvements and perform all other matters contemplated by the Plans and the Approved Budget is Sixteen Million Eight Hundred Fifteen Thousand Eight Hundred Thirty-one and 99/100 Dollars ($16,815,831.99) (“Amount Spent”); and

(d)           as of the Effective Date, Two Million Five Hundred Fifty-five Eighty and No/100 Dollars ($2,555,080) remains in the Interest Reserve.

4.             Further Advances.

(a)           As a condition precedent to each Advance (including an Advance from the Interest Reserve) subsequent to the Effective Date, and in addition to the conditions set forth in Section 2.12 of the Loan Agreement and elsewhere in the Loan Documents, Borrower shall satisfy the following conditions:

(i)            Borrower shall deliver to Lender satisfactory evidence that Borrower has paid toward the construction of the Improvements and performance of all other matters contemplated by the Plans and the Approved Budget, exclusive of any Advances, the greater of (x) the sum of (i) Sixteen Million and No/100 Dollars ($16,000,000), plus (ii) any Borrower’s

Deposit required by Lender, and (y) forty percent (40%) of the total cost (including the Amount Spent) required or anticipated to complete construction of the Improvements and perform all other matters contemplated by the Plans and the Approved Budget (such evidence to include, without limitation, all relevant information and documentation that would otherwise be required to be delivered to Lender pursuant to an Application for Advance had such Sixteen Million and No/100 Dollars [$16,000,000] or forty percent [40%] been advanced by Lender);

(ii)           Borrower shall have received all of the Permits which (A) could possibly be obtained given the status of the construction of the Improvements at the time such Advance is requested, and (B) are necessary in order to accomplish the construction and other matters for which such Advance has been requested (collectively, and as they may change from time to time, the “Required Entitlements”).  The term “Permits” as used herein shall mean all zoning, utility, building, health, and other necessary or Advisable permits, licenses, and similar approvals from each Governmental Authority or other Person having jurisdiction over (x) all or part of the Property, (y) the construction of the Improvements, or (z) the sale (or pre-sale) of Units in order for Borrower to complete the construction of the Improvements in accordance with the Plans and sell (or pre-sell) the Units, all in strict accordance with all applicable Governmental Requirements.  The term “Advisable” as used herein regarding Permits shall mean those Permits which a prudent real estate developer and owner, with the goal of maximizing the value of the Property, would deem appropriate to obtain in connection with the Property, the Plans, and the construction of the Improvements; and

(iii)          Both (x) the most recent statement(s) delivered to Lender pursuant to Section 3 of that certain First Amendment to Guaranty executed by Guarantor and Lender and dated as of the Effective Date (“Guaranty Amendment”) shall evidence Guarantor’s compliance with the Liquidity Requirement (as that term is defined in the Guaranty Amendment) as of the date thereof, and (y) if requested by Lender, Borrower shall have delivered to Lender evidence that Guarantor complies with the Liquidity Requirement (as that term is defined in the Guaranty Amendment) as of the date of such request.

(b)           As a condition precedent to the first Advance made on or subsequent to the Effective Date (including the first Advance from the Interest Reserve made on or subsequent to the Effective Date), and in addition to the conditions to Advances set forth in Section 4(a), in Section 2.12 of the Loan Agreement, and elsewhere in the Loan Documents, Borrower shall satisfy the following conditions:

(i)            No later than October 1, 2008, Borrower shall have received all of the Required Entitlements corresponding to the construction and other matters for which Borrower has requested such Advance, including, without limitation, all of the Permits necessary to commence vertical construction of the Improvements;

(ii)           Borrower shall have delivered to Lender a letter from Architect dated after Borrower’s request for such first Advance in the form of Exhibit B attached hereto and incorporated herein by this reference, with respect to the Required Entitlements corresponding to the construction and other matters for which Borrower has requested such Advance; and

(iii)          Borrower shall have delivered to Lender a fully-executed Consent by Amicus Interests to that certain Assignment of Plans and Specifications executed by Borrower in favor of Lender as of the Effective Date, and

(iv)          Borrower shall have submitted to Lender the Final Approved Budget and the Revised Plans (as those terms are defined in Section 7), in form and substance reasonably satisfactory to Lender no later than October 1, 2008.

5.             Amendments Regarding Maturity.

(a)           The definition of “Maturity Date” in Section 2 of the Note is hereby amended to delete “October 1, 2009” and replace it with “October 1, 2011.”

(b)           Section 2 of the Note is hereby amended to add the following definitions:

“‘Cumulative Principal Reduction Payment’ means a prepayment of principal of the Loan in the amount of (x) Ten Million and No/100 Dollars ($10,000,000), minus (y) the aggregate amount of all principal prepayments of the Loan previously made by Borrower (including, without limitation, payments in the amount of each Release Price [as that term is defined in the Mortgage]).”

“‘Principal Reduction Payment Date’ means each of January 4, 2012, April 1, 2012, July 1, 2012, and October 1, 2012.”

“‘Loan Obligation’ means, as of October 1, 2011, the difference of (i) the sum of (x) the outstanding principal balance of the Loan, plus (y) any unadvanced portion of the Interest Reserve, minus (ii) the amount of the Cumulative Principal Reduction Payment.”

(c)           Section 4(a)(ii) of the Note is hereby deleted in its entirety and replaced with the following:

“In the event the Maturity Date is extended pursuant to Section 4(b) of this Note, payment on each Principal Reduction Payment Date of principal in an amount equal to one-fourth (¼) of the principal balance of this Note outstanding immediately after the Cumulative Principal Reduction Payment required by Section 4(b) of this Note to extend the Maturity Date.”

(d)           Section 4(b) of the Note is hereby deleted in its entirety and replaced with the following:

“Notwithstanding anything to the contrary contained herein, so long as no Event of Default or Potential Default has occurred and is continuing, Lender shall extend the maturity date of this Note for one year, to October 1, 2012, upon receipt of the following no less than thirty (30) days prior to the Maturity Date: (i) Borrower’s written request, (ii) a loan extension fee equal to the product of (x) one-half percent (0.5%) times (y) the then-outstanding principal balance of this Note (calculated as if the Cumulative Principal Reduction Payment had already been made), (iii) evidence in form satisfactory to Lender that the Loan Obligation is equal to or less than sixty percent (60%) of the aggregate value of the Property as determined by a current Appraisal prepared by Lender’s choice of (w) CB Richard Ellis, (x) Integra Realty Resources, Inc., (y) Cushman & Wakefield Inc., or (z) any other nationally recognized appraisal firm, and (iv) the Cumulative Principal Reduction Payment.”

(e)           Section 2.07(b) of the Loan Agreement is hereby deleted in its entirety.

6.             Price Schedule.  The price schedule attached to and constituting Exhibit J to the Loan Agreement is hereby deleted in its entirety and replaced with the price schedule set forth on Exhibit C attached hereto and incorporated herein by this reference.

7.             Final Approved Budget and Revised Plans.

(a)           The Approved Budget previously prepared by Borrower and approved by Lender is hereby replaced in its entirety with the Approved Budget attached hereto as Exhibit D and incorporated herein by this reference.  Borrower shall not cause or permit any changes to be made to the Approved Budget without Lender’s prior written consent.  Lender and Borrower acknowledge that Borrower anticipates the need to further revise the Approved Budget (“Final Approved Budget”) in a form and substance mutually acceptable to Lender and Borrower.  In the event Lender does approve the Final Approved Budget, such budget shall become the “Approved Budget,” as that term is used in the Loan Documents.

(b)           Lender and Borrower acknowledge that Borrower anticipates the need to further revise the Plans (“Revised Plans”) and obtain Lender’s approval thereof (which approval shall not be unreasonably withheld or delayed).  In the event Lender does approve the Revised Plans, such plans shall become the “Plans,” as that term is used in the Loan Documents.

8.             Amendment of Certain Additional Definitions and Provisions.

(a)           The definition of “Applicable Interest Rate” in Section 2 of the Note is hereby deleted in its entirety and replaced with the following:

“‘Applicable Interest Rate’ means the greater of (i) a floating per annum rate of interest equal, on any day, and from day to day, to the sum of (x) the WSJ Prime, and (y) one and one-half percent (1.50%); and (ii) a fixed per annum rate of interest equal to six and one-half percent (6.50%).”

(b)           Section 1.01 of the Loan Agreement is hereby amended to add the following definition:

“‘Appraised Value’ means, at any given time, the value of the Property as determined by an Appraisal performed at or about such time by an appraiser selected by Lender and reasonably acceptable to Borrower (it being agreed for the purposes of this definition that so long as no Event of Default or Potential Default has occurred, (i) Borrower shall not have to pay for more than one Appraisal per calendar year, unless Lender is required to obtain an additional Appraisal in order to comply with applicable laws and/or regulations, and (ii) Lender shall provide Borrower with a copy of each such Appraisal).”

(c)           The definition of “Construction Commitment Termination Date” in Section 1.01 of the Loan Agreement is hereby amended in its entirety to be “December 1, 2010, subject to extension by the number of days, not to exceed one hundred eighty (180) that construction of the Improvements is delayed by fire, earthquake, flood, tornado, other acts of God and natural disasters, strikes, labor disputes, war, civil strife or other violence, all so long as Borrower acted with due diligence in the performance of its obligations.”

(d)           The definitions of “Loan Amount” in Section 1.01 of the Loan Agreement and in Section 1 of the Note are both hereby amended in their entirety to be “Twenty-seven Million Six Hundred Fifty Thousand and No/100 Dollars ($27,650,000).

(e)           The definition of “Permitted Indebtedness” in Section 1.01 of the Loan Agreement is hereby amended to remove the reference to “$100,000.00” and replace it with “$300,000.00.”

(f)            As of the Effective Date, Section 3.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Organization.

(a)           Borrower.  Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Colorado, in accordance with the Organizational Documents of Borrower.  The business which Borrower carries on and which it proposes to carry on may be conducted in limited liability company form by Borrower.  Managing Member is the sole managing member of Borrower and owns one hundred percent (100%) of the Class A interests in Borrower.  Borrower is duly authorized to conduct business in Texas and in each other jurisdiction, if any, in which the nature of its properties, assets or activities require such authorization.  Except as disclosed in writing to Lender, neither Managing Member nor Behringer Harvard Short-Term Opportunity Fund I LP have transferred, assigned, pledged or mortgaged its interest in Borrower or any profits or proceeds therefrom.

(b)           Guarantors.  Behringer Harvard Short Term Opportunity Fund I LP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Texas in accordance with the Organizational Documents of such Person.  The business which any Guarantor carries on and which it proposes to carry on may be conducted in limited partnership form by such Guarantor.  In addition, each Guarantor is duly authorized to conduct business in Texas and in each other jurisdiction in which the nature of its properties, assets or activities require such authorization.”

(g)           As of the Effective Date, Section 3.13 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Restrictions. Neither of Borrower nor any Guarantor is a party to any contract or agreement, or subject to any charter or other restriction, which materially and adversely affects its business.  Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its assets, whether now owned or hereafter acquired, to be subject to any Liens (other than the Permitted Liens).  Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) all or any portion of its direct ownership interest in such Person, or any profits or proceeds therefrom, to be subject to any Liens (other than Permitted Liens).”

(h)           As of the Effective Date, Section 3.17 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Single Purpose Entities; Nature of Borrower.  Borrower is a single purpose limited liability company whose only business is the operation of the Property and whose only asset is the Property and other assets directly related to the operation of the Property.”

(i)            As of the Effective Date, the contact information for the party to be copied with the giving of any notice to Lender, as set forth in Section 9.01 of the Loan Agreement, is hereby deleted and shall hereafter be as follows:

with copy to:	Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201
Telephone: 214-855-7445
Facsimile: 214-855-8200
Attention: Scott A. Young, Esq.

9.             Acknowledgment by Borrower and Guarantor.

(a)           Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict, or otherwise affect the obligations of Borrower or any third party to Lender, as evidenced by the Loan Documents.  Borrower and Guarantor hereby acknowledge, agree, and represent that:

(i)            To the best knowledge of Borrower, Borrower is not in default under the Note, the Deed of Trust, or any other Loan Documents after giving effect to the terms of this Agreement;

(ii)           Borrower has no defenses, counter-claims, or offsets to the Note, Deed of Trust, or any other Loan Documents, as modified herein;

(iii)          Borrower waives any and all defenses, counter-claims, or offsets to the enforcement of the Note, Deed of Trust, or any other Loan Documents, as modified, renewed, and extended herein, whether known or unknown;

(iv)          The Note, Deed of Trust, and other Loan Documents, as modified, renewed, and extended herein, are in full force and effect.

(v)           Borrower and Guarantor have the power and requisite authority to execute, deliver, and perform their obligations hereunder and under the Loan Documents, and are duly authorized, and have taken all necessary action to authorize such person or entity to execute, deliver and perform this Agreement and the Loan Documents and will continue to be duly authorized to perform their obligations under this Agreement and the Loan Documents.

(vi)          The representations and warranties contained in the Loan Documents are true and correct representations and warranties of Borrower, Guarantor, and third parties making same, as the case may be, and are hereby remade to Lender as of the Effective Date, subject to those matters set forth on Exhibit E attached hereto and incorporated herein by this reference;

(vii)         There are no Leases in existence with respect to the Property or any portion thereof;

(viii)        As of the Effective Date, Borrower has paid toward the construction of the Improvements and performance of all other matters contemplated by the Plans and the Approved Budget, exclusive of any Advances, no less than Nine Million Eight Hundred Nineteen Thousand Two Hundred Seventy-three and 96/100 Dollars ($9,819,273.96);

(ix)           No Liens, whether choate or inchoate, encumber the Property except Permitted Liens.

(x)            There is no Construction Contract other than that certain Standard Form of Agreement Between Owner and Contractor dated as of November 8, 2006 by and between Borrower and RJM Homes, L.P.;

(xi)           No Plans regarding the Improvements or the Mortgaged Property have been prepared by any Person other than the vendors listed on Exhibit F attached hereto and incorporated herein by this reference; true and correct copies of all such Plans have been provided to Lender;

(xii)          Borrower contracted with Hunt & Joiner, San Juan, Given & Associates, and Meeks Design Group to provide certain work and Plans with regard to the Property; such work and Plans have been completed in their entirety and paid for by Borrower, and said Plans are the sole property of Borrower; and

(xiii)         All references to “Borrower” or “Maker” in the Note (regardless of whether such terms are capitalized) are references to Borrower.

(b)           To the extent Borrower has any claims, offsets, defenses, or counterclaims against Lender or the repayment of all or a portion of the Loan, whether known or unknown, fixed or contingent, the same are hereby forever irrevocably waived and released in their entirety.

10.          Lender’s Representations.

(a)           As of the Amendment Effective Date, Borrower is not in default under Article VII(a) of the Loan Agreement and to Lender’s current actual knowledge, Borrower is not in default under any other provision in Article VII of the Loan Agreement.  As used in this section, the words “Lender’s current actual knowledge” mean and refer to the current actual knowledge of Lender’s sole portfolio manager with stewardship over the Loan as of the Effective Date, not in his individual capacity but solely in his capacity as an officer of Lender, limited to his current consciousness, without any due diligence, inquiry, or investigation of any kind or duty of inquiry or investigation and not including any constructive, imputed, or implied knowledge.

(b)           Lender has the power and requisite authority to execute, deliver, and perform its obligations hereunder and is duly authorized, and has taken all necessary action to authorize the Person executing this Agreement, to execute and deliver this Agreement.

11.          Financial Statements and Reports.  In addition to the Financial Statements required by Section 4.01 of the Loan Agreement (and elsewhere in the Loan Documents), Borrower shall cause the following to be delivered to Lender:

(a)           Within forty-five (45) days after the end of each Quarterly Period, statements evidencing, in a manner reasonably satisfactory to Lender, that Guarantor is in compliance with the Liquidity Requirement (as that term is defined in the Guaranty Amendment);

(b)           Within twenty (20) days after the end of each calendar month, a report detailing Borrower’s inventory of Units, the asking price for such Units, and any Pre-Sale Contracts (or other sale contracts) entered into or contemplated (including any sale prospects) within such calendar month; and

(c)           Promptly upon Lender’s request, such other books, records, statements, lists of property and accounts, budgets, forecasts, or reports as to Borrower and Guarantor, all as Lender may reasonably request from time to time.

12.          Covenants Relating to Securities Laws.  Borrower hereby covenants with Lender to comply with all applicable securities laws with respect to the Residential Condominium and other Property and the sale of the Units.

13.          Title Insurance.  Contemporaneously with the execution and delivery hereof, Borrower shall cause Republic Title of Texas, Inc. (the “Title Company”) to issue to Lender with respect to the Title Insurance Policy, an ALTA 11 Modification Endorsement and such other items of title insurance as Lender reasonably requires.

14.          Joinder of Guarantor.  Contemporaneously with the execution and delivery hereof, Borrower shall cause Guarantor to execute and deliver to Lender the Guaranty Amendment in the form of Exhibit G attached hereto and incorporated herein by this reference.

15.          No Waiver of Remedies.  Except as may be expressly set forth herein, nothing contained in this Agreement shall prejudice, act as, or be deemed to be a waiver of any right or remedy available to Lender by reason of the occurrence or existence of any fact, circumstance, or event constituting a default under the Note or the other Loan Documents.

16.          Release.  Effective as of the Amendment Effective Date, and in consideration for this Amendment and all documents executed herewith, Borrower and Guarantor agree as follows:

(a)           For the time period existing on and prior to the Effective Date and relating exclusively to the Loan Documents and the loan memorialized therein, Borrower and Guarantor fully and finally release and discharge Lender (and its officers, directors, shareholders, representatives, employees, agents and attorneys) of and from any and all defaults, potential defaults occurring on or prior to the Effective Date, claims, damages or causes of action to, of or for the benefit (whether directly or indirectly) of, Borrower or Guarantor, at law or in equity, known or unknown, contingent or otherwise, whether asserted or unasserted, whether statutory, in contract or in tort, as well as any other kind or character of action now held, owned or possessed (whether directly or indirectly) by Borrower or Guarantor on account of, arising out of, related to or concerning, whether directly or indirectly, proximately or remotely, the Loan Documents and accruing prior to the Effective Date (collectively, the “Released Claims”);

(b)           In addition to the release set forth above, and not in limitation thereof, Borrower and Guarantor each agree that it or he will never prosecute, or voluntarily (unless required by law) aid in the prosecution of, any of the Released Claims, whether by claim, counterclaim or otherwise.  Borrower and Guarantor agree that compulsory counterclaims shall not be deemed to fall within the “unless required by law” proviso in the foregoing sentence.

17.          Interest Limitation.  The terms and provisions of Section 9.15 of the Loan Agreement are incorporated herein by this reference.

18.          No Novation.  Borrower acknowledges and agrees that this Agreement will not be considered a novation of account or a new contract but that all rights, titles, powers, liens, security interests, and estates created by the Deed of Trust securing the Note constitute valid and subsisting liens and security interests against the Mortgaged Property.

19.          Costs and Expenses.

(a)           Contemporaneously with the execution and delivery hereof, Borrower shall pay, or cause to be paid, Lender’s costs and expenses incident to the preparation and execution hereof and the consummation of the transaction contemplated hereby, including, but not limited to, recording fees, title insurance policy or endorsement premiums or other charges of Title Company, and reasonable fees and expenses of legal counsel to Lender.  To the extent not prohibited by applicable law, Borrower will pay all costs and expenses and reimburse Lender for any and all expenditures of every character incurred or expended from time to time during the existence of any default hereunder or under the Loan Documents, in connection with Lender’s evaluating, monitoring, administering, and protecting the Property, and creating, perfecting, and realizing upon Lender’s security interest in its liens upon the Property, and all costs and expenses, including, without limitation, all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions, fees incident to any security interest lien and other title searches and reports, escrow fees, attorney’s fees, legal expenses, court costs, costs incurred in connection with liquidation or sale of the Property, and all other professional fees incurred in connection therewith.  Any amount to be paid under this Section 19 by Borrower to Lender, to the extent not prohibited by applicable law, shall bear interest from the date of demand at the Maximum Rate.

(b)           As part of the obligations set forth in Section 19(a), Borrower shall pay the following:

(i)            A fee (“Extension Fee”) of One Hundred Fifty-four Thousand Nine Hundred and No/100 Dollars ($154,900), of which One Hundred Three Thousand Two Hundred Sixty-seven and No/100 Dollars ($103,267) shall be paid simultaneously with the execution of this Agreement, and the remainder shall be paid at the time of the first Advance made after the Effective Date; and

(ii)           A fee (“Third Party Report Fee”) of Twenty Thousand and No/100 Dollars ($20,000) for third party reports required by Lender.

(c)           So long as no Event of Default is then outstanding, any portion of the Third Party Report Fee which has not been theretofore used by Lender to pay for third party reports required by Lender (e.g., Appraisals, inspections, etc.) by the time of the first Advance made after the Effective Date, shall be applied toward the remaining portion of the Extension Fee then due from Borrower to Lender.

(d)           The parties agree that none of the costs, expenses, charges, or fees described in this Section 19 represent a charge for the use, forbearance, or detention of money.

20.          Conditions Precedent.  It shall be a condition to the effectiveness of this Agreement that, on or before the execution hereof by Lender, (a) no Event of Default or Potential Default shall have occurred and be continuing, and (b) Borrower shall have paid Lender the fees and expenses referred to in Section 19 above.

21.          Additional Documentation.  From time to time, Borrower shall execute or procure and deliver to Lender such other and further documents and instruments evidencing, securing, or pertaining to the Loan or the Loan Documents as shall be reasonably requested by Lender so as to evidence or effect the terms and provisions hereof.  Simultaneously with the execution of this Agreement, Borrower shall cause to be delivered to Lender an opinion of counsel, satisfactory to Lender as to form, substance, and rendering attorney, opining to (i) the validity and enforceability of this Agreement and the terms and provisions hereof, and any other agreement executed in connection with the transaction contemplated hereby, (ii) the authority of Borrower and any constituents of Borrower, to execute, deliver and perform its or their respective obligations under the Loan Documents, as hereby modified, and (iii) such other matters as reasonably requested by Lender.

22.          Effectiveness of the Loan Documents.  Except as expressly modified by the terms and provisions hereof, each of the terms and provisions of the Loan Documents are hereby ratified and shall remain in full force and effect; provided, however, that any reference in any of the Loan Documents to the Loan, the terms of the Loan, any defined terms, or to any of the other Loan Documents shall be deemed, from and after the Effective Date, to refer to the Loan, the terms of the Loan, defined terms, and to such other Loan Documents, as modified hereby.

23.          Governing Law.  THE TERMS AND PROVISIONS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN.

24.          Waiver of Jury Trial.  Due to the complexity of the transaction contemplated by the Loan Documents, Borrower hereby acknowledges and agrees that a trial before a judge is more appropriate than a trial before a jury.  Borrower hereby waives the right to a trial by jury in any suit involving the enforcement of the provisions of any of the Loan Documents, and grants the judge presiding over any such suit full power and authority to determine all questions of fact.

25.          Time.  Time is of the essence in the performance of the covenants contained herein and in the Loan Documents.

26.          Binding Agreement.  This Agreement shall be binding upon the heirs, executors, administrators, personal representatives, successors, and assigns of the parties hereto; provided, however, the foregoing shall not be deemed or construed to (i) permit, sanction, authorize, or condone the assignment of all or any part of the Mortgaged Property or any of Borrower’s rights, titles, or interests in and to the Mortgaged Property, except as expressly authorized in the Loan Documents, or (ii) confer any right, title, benefit, cause of action, or remedy upon any person or entity not a party hereto, which such party would not or did not otherwise possess.

27.          Headings.  The section headings are inserted for convenience of reference only and shall in no way alter, amend, define, or be used in the construction or interpretation of the text of such section.

28.          Construction.  Whenever the context hereof so requires, reference to the singular shall include the plural and likewise, the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine, or neuter, as appropriate; and specific enumeration shall not exclude the general, but shall be construed as cumulative of the general recitation.  In the event of any conflict between the terms and conditions of this Agreement and the other Loan Documents, the terms and conditions of this Agreement shall govern.  Unless otherwise indicated, any reference in this Agreement to a Section or Exhibit shall be a reference to such Section herein or Exhibit hereto.

29.          Severability.  If any clause or provision of this Agreement is or should ever be held to be illegal, invalid, or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby, and that in lieu of each such clause or provision of this Agreement that is illegal, invalid, or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid, and enforceable.

30.          Counterparts.  To facilitate execution, this Agreement may be executed in as many counterparts by original or facsimile or email transmission as may be convenient or required.  It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto.

31.          Amendment.  The terms and conditions of this Agreement may not be modified, altered, or otherwise amended except by an instrument in writing executed by Borrower and Lender.

32.          No Oral Agreements.  In consideration of the modification of the Loan as provided herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (i) agree that each party’s execution of this Agreement constitutes an acknowledgment that such party has read and understands this Agreement, and that it is intended to be part of and is incorporated by reference into each of the Loan Documents; (ii) acknowledges receipt of the following Notice, and (iii) to the extent allowed by law, agrees to be bound by the terms of this Agreement and the Notice:

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THIS LOAN CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed by their duly authorized officers, to be effective as of the date first above written.

BORROWER:

BEHRINGER HARVARD MOUNTAIN VILLAGE, LLC, a Colorado limited liability company

By:
Name:
Title:

STATE OF	§

COUNTY OF	§

On this            day of                                2008, before me, the undersigned Notary Public in and for the State of                     , personally appeared                                        to me personally known who being by me duly sworn did say that he is the                         of Behringer Harvard Mountain Village, LLC, a Colorado limited liability company, executing the foregoing instrument, that the instrument was signed on behalf of Behringer Harvard Mountain Village, LLC by authority, and said                                      acknowledged the execution of the instrument to be the voluntary act and deed of Behringer Harvard Mountain Village, LLC.

Witness my hand and official seal.

Notary Public

My commission expires:

Borrower’s Signature Page

Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership, executes this Agreement to evidence its consent to, and agreement with, the terms and provisions contained herein.

GUARANTOR:

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP,
a Texas limited partnership

By:	Behringer Harvard Advisors II LP,
a Texas limited partnership,
its general partner

	By:	Harvard Property Trust, LLC,
a Delaware limited liability company,
its general partner

By:
Name: Gerald J. Reihsen, III
Title: Secretary

STATE OF	)
) ss.
CITY/COUNTY OF	)

On this        day of                                2008, before me, the undersigned Notary Public in and for the State of Texas, personally appeared Gerald J. Reihsen, III to me personally known, who being by me duly sworn did say that he is the Secretary of Harvard Property Trust, LLC, the general partner of the general partner of Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership, executing the foregoing instrument, that the instrument was signed on behalf of the limited partnership by authority of the limited partnership; and said Gerald J. Reihsen, III acknowledged the execution of the instrument to be the voluntary act and deed of the limited partnership.

Witness my hand and official seal.

Notary Public

My commission expires:

Guarantor’s Singnature Page

LENDER:

CREDIT UNION LIQUIDITY SERVICES, LLC, a Texas limited liability company (formerly known as Texans Commercial Capital)

By:
Name: Bill Henderson
Title: Treasurer of the Board of Managers

STATE OF TEXAS	§
§
COUNTY OF	§

On this            day of                                2008, before me, the undersigned Notary Public in and for the State of                    , personally appeared Bill Henderson to me personally known who being by me duly sworn did say that he is the Treasurer of the Board of Managers of Credit Union Liquidity Services, LLC, a Texas limited liability company, executing the foregoing instrument, that the instrument was signed on behalf of the limited liability company by authority of the limited liability company; and said Bill Henderson acknowledged the execution of the instrument to be the voluntary act and deed of the limited liability company.

Witness my hand and official seal.

Notary Public

My commission expires:

Lender’s Signature Page

EXHIBIT A

The Mortgaged Property

EXHIBIT B

Form of Letter from Architect

[Architect letterhead]

Credit Union Liquidity Services, LLC

Attn:  Nick Fennell

777 East Campbell Road, Suite 650

Richardson, Texas  75081

Re:          Letter regarding required entitlements for Behringer Harvard Mountain Village, LLC (“Borrower”) pursuant to that certain First Modification Agreement (“Agreement”) by and between Borrower and Credit Union Liquidity Services, LLC (“Lender”).

Dear Mr. Fennell:

All capitalized terms used herein shall have the meanings set forth in or contemplated by the Agreement.  The undersigned is the Architect with respect to the Residential Condominium and other Improvements and, knowing and intending that Lender will rely on this letter in deciding whether to advance certain sums to Borrower and take other actions with respect to the Loan, hereby certifies to Lender as follows:

Borrower has received all of the Permits, which (A) could possibly be obtained given the status of the construction of the Improvements at the present time, and (B) are necessary in order to accomplish the construction and other matters for which Borrower has requested an Advance.

[/s/ Architect]

STATE OF	)
) ss.
CITY/COUNTY OF	)

On this        day of                                2008, before me, the undersigned Notary Public in and for the State of                         , personally appeared                           to me personally known who being by me duly sworn did say that s/he is the                        of                 , executing the foregoing instrument, that the instrument was signed on behalf of                             by authority of the                     ; and said                                  acknowledged the execution of the instrument to be the voluntary act and deed of the                      .

Witness my hand and official seal.

Notary Public

My commission expires:

EXHIBIT C

Price Schedule

UNIT TYPE	BR	SF	List Price	$ PSF	Exhibit J - Minimum gross sales price

3A	2BR-Flat	1509	$1,659,900	$1,100.00	$1,209,009
3B	2BR-Flat	1402	$1,595,000	$1,137.66	$1,161,739
3D	2BR-Flat	1494	$1,695,000	$1,134.54	$1,234,575
3E	2BR-Flat	1402	$1,595,000	$1,137.66	$1,161,739
3F	2BR-Flat	1440	$1,595,000	$1,107.64	$1,161,739
5B	2BR-Flat	1857	$1,995,000	$1,074.31	$1,453,084
5E	3BR-Flat	2219	$2,395,000	$1,079.32	$1,744,429
4C	3BR-Flat	2105	$2,295,000	$1,090.26	$1,671,592
4E	3BR-Flat	2105	$2,295,000	$1,090.26	$1,671,592
5D	3BR-Flat	1857	$1,995,000	$1,074.31	$1,453,084
3C	3BR-Flat	1458	$1,695,000	$1,162.55	$1,234,575
2A	3BR-Townhome	3105	$2,995,000	$964.57	$2,181,446
2B	3BR-Townhome	3103	$2,995,000	$965.19	$2,181,446
4D	4BR-Flat	2526	$2,995,000	$1,185.67	$2,181,446
4F	4BR-Flat	2526	$2,995,000	$1,185.67	$2,181,446
5A	4BR-Penthouse	3272	$4,295,000	$1,312.65	$3,128,318
3G	4BR-Penthouse	2918	$3,895,000	$1,334.82	$2,836,973
2C	4BR-Penthouse	3568	$4,695,000	$1,315.86	$3,419,663
4G	4BR-Penthouse	3183	$4,195,000	$1,317.94	$3,055,482
5F	4BR-Penthouse	3557	$4,695,000	$1,319.93	$3,419,663
4A	2BR-Deed Res	1026	$256,500	$250.00	$186,825
4B	2BR-Deed Res	1212	$303,000	$250.00	$220,694
5C	2BR-Deed Res	1025	$256,250	$250.00	$186,643

		49,869	$55,380,650	$808.86	$40,337,200

1

EXHIBIT D

Approved Budget

[to be attached]

1

EXHIBIT E

Exceptions to Certain Representations and Warranties

1.     With respect to Section 3.06 set forth in the Loan Agreement, the Disclosed Litigation as of the date hereof is as follows:  None.

2.     With respect to Section 3.12 of the Loan Agreement, Borrower or Guarantor has sufficient capital, or has access to sufficient capital, to carry on its business and transactions as now conducted and as planned to be conducted in the future.  Further, Lender has received financial statements with respect to Borrower and Guarantor that update the Initial Financial Statements.

3.     Borrower confirms to its knowledge the representation set forth in Section 3.14 of the Loan Agreement, as modified herein.

1

EXHIBIT F

Persons Preparing Plans

1.     Calibre Engineering, Inc.;

2.     BOKA Powell, LLC;

3.     Hunt & Joiner;

4.     San Juan;

5.     Given & Associates;

6.     Meeks Design Group;

7.     Amicus Interests; and

8.     miscellaneous minor consultants for waterproofing, ski lift, etc.

1

EXHIBIT G

Form of Guaranty Amendment

FIRST AMENDMENT TO GUARANTY AGREEMENT

This FIRST AMENDMENT TO GUARANTY AGREEMENT (“Amendment”) is entered into to be effective as of                                   , 2008, by and between Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership (“Guarantor”), as guarantor, and Credit Union Liquidity Services, LLC, a Texas limited liability company (formerly known as Texans Commercial Capital, LLC, a Texas limited liability company) (“Lender”), as lender.

RECITALS

A.            Behringer Harvard Mountain Village, LLC, a Colorado limited liability company (“Borrower”), and Lender have executed that certain Construction Loan Agreement dated as of September 29, 2006 (“Loan Agreement”) with respect to a loan in the original principal amount of Thirty-one Million Six Hundred Fifty Thousand and No/100 Dollars ($31,650,000) (the “Loan”).  The Loan is evidenced by a Note (“Note”) from Borrower to Lender, dated as of September 29, 2006, in the amount of the Loan.  The Note and Loan are secured by a Deed of Trust, Security Agreement, Financing Statement, and Assignment of Rental dated of even date with the Note (the “Security Instrument”) encumbering the Mortgaged Property described in the Security Instrument.  (The Note, the Loan Agreement, the Security Instrument, and all other documents that evidence and secure the Loan collectively are referred to as the “Loan Documents”.)  Guarantor guaranteed the payment of certain amounts under the Loan Documents under the terms of a Guaranty Agreement dated as of September 29, 2006 (the “Guaranty”).

B.            Borrower and Lender have agreed to enter into a First Modification Agreement to modify certain terms and conditions of the Loan (the “Modification”).

C.            As a condition of agreeing to the Modification, Lender requires that the Guarantor execute this Amendment.

NOW, THEREFORE, in order to induce Lender to execute the Modification, and in consideration thereof, Guarantor agrees as follows:

1.             Reaffirmation.  Guarantor hereby (a) ratifies and reaffirms the terms and conditions of the Guaranty; (b) acknowledges that the Guaranty remains in full force and effect without any exoneration; (c) agrees that the Loan Documents, as the same may be modified in connection with the Modification, will continue to be guaranteed by the Guarantor as and to the full extent provided in the Guaranty; (d) acknowledges that there are no (or irrevocably waives any) claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the obligations created and evidenced by the Guaranty; and (e) certifies that the representations and warranties contained in the Guaranty are true and correct representations and warranties of Guarantor, and hereby remakes to Lender such representations and warranties as of the date hereof.

1

3.             Liquidity Requirement.  From and after the first Advance (as that term is defined in the Loan Agreement) by Lender on or subsequent to the date hereof (“Liquidity Requirement Date”), Guarantor shall at all times maintain unencumbered cash and/or marketable securities in an amount of not less than Four Million and No/100 Dollars ($4,000,000) (the “Liquidity Requirement”) in the form of (i) cash on hand or on deposit in commercial banks operating in the United States, (ii) readily marketable securities issued by the United States, (iii) readily marketable commercial paper rated A-1 by Standard & Poor’s corporation (or a similar rating by any similar organization that rates commercial paper), (iv) certificates of deposit issued by commercial banks operating in the United States with maturities of one (1) year or less, and (v) publicly traded stocks and bonds.

                3.             Liquidity Account Statements.  From and after the Liquidity Requirement Date, Guarantor shall, within forty-five (45) days after the end of each Quarterly Period (as that term is defined in the Loan Agreement), deliver to Lender statements evidencing, in a manner reasonably satisfactory to Lender, that Guarantor is in compliance with the Liquidity Requirement.

4.             Liability.  The provisions of Section 24 of the Guaranty are hereby specifically confirmed and shall remain in full force and effect.

[SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, Guarantor and Lender have signed and delivered this Amendment under seal or have caused this Amendment to be signed and delivered under seal by its duly authorized representative.

GUARANTOR:

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP,
a Texas limited partnership

By:	Behringer Harvard Advisors II LP,
a Texas limited partnership,

its general partner

	By:	Harvard Property Trust, LLC,
a Delaware limited liability company,

its general partner

By:
Name: Gerald J. Reihsen, III
Title: Secretary

STATE OF	)
) ss.
CITY/COUNTY OF	)

On this        day of                                2008, before me, the undersigned Notary Public in and for the State of Texas, personally appeared Gerald J. Reihsen, III to me personally known, who being by me duly sworn did say that he is the Secretary of Harvard Property Trust, LLC, the general partner of the general partner of Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership, executing the foregoing instrument, that the instrument was signed on behalf of the limited partnership by authority of the limited partnership; and said Gerald J. Reihsen, III acknowledged the execution of the instrument to be the voluntary act and deed of the limited partnership.

Witness my hand and official seal.

Notary Public

My commission expires:

3

LENDER:

CREDIT UNION LIQUIDITY SERVICES, LLC, a Texas limited liability company (formerly known as Texans Commercial Capital)

By:
Name: Bill Henderson
Title: Treasurer of the Board of Managers

STATE OF TEXAS	§
§
COUNTY OF	§

On this            day of                                2008, before me, the undersigned Notary Public in and for the State of                         , personally appeared Bill Henderson to me personally known who being by me duly sworn did say that he is the Treasurer of the Board of Managers of Credit Union Liquidity Services, LLC, a Texas limited liability company, executing the foregoing instrument, that the instrument was signed on behalf of the limited liability company by authority of the limited liability company; and said Bill Henderson acknowledged the execution of the instrument to be the voluntary act and deed of the limited liability company.

Witness my hand and official seal.

Notary Public

My commission expires:

4